UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 3, 2020

CHUBB LIMITED

(Exact name of registrant as specified in its charter)

Switzerland	1-11778	98-0091805
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Baerengasse 32

CH-8001 Zurich, Switzerland

(Address of principal executive offices)

Registrant’s telephone number, including area code:   +41 (0)43 456 76 00

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value CHF 24.15 per share	CB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.            ☐

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

              As previously disclosed, at the Chubb Limited (“Company”) 2020 Annual General Meeting of Shareholders, held on May 20, 2020, shareholders approved the cancellation of 2,178,600 shares repurchased by the Company during 2019 and an amendment to Article 3(a) of the Company’s Articles of Association to effect the resulting share capital reduction, all as further described in the Company’s 2020 Proxy Statement under the heading “Agenda Item 10: Reduction of Share Capital”.

              The effectiveness of the capital reduction by cancellation of shares was subject to publication requirements and a two-month waiting period in accordance with Swiss law.

              On August 3, 2020, the share capital reduction and amendment to Article 3(a) of the Company’s Articles of Association became effective.

              A copy of the amended Articles of Association is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
3.1	Articles of Association of the Company as amended

4.1	Articles of Association of the Company as amended (Incorporated by reference to Exhibit 3.1)

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHUBB LIMITED

By:	/s/ Joseph F. Wayland
Joseph F. Wayland
General Counsel

DATE: August 4, 2020